Form 10KSB/A, Exhibit 13
period 2005-02-28
SPARTA SURGICAL CORP
filed 2007-03-08
CIK 819981

================================================================================



















                           REVOLVING CREDIT AGREEMENT

                                 BY AND BETWEEN

                          SPARTA SURGICAL CORPORATION,
                                   as Borrower

                                       AND

                              LKDTBJP LIVING TRUST
                               and GARY A. AGRON,
                                    as Lender

                          Dated as of September 9, 2005

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 - CERTAIN DEFINITIONS................................................1

         Section 1.1     Certain Definitions...................................1
         Section 1.2     Construction..........................................3

ARTICLE 2 - LOANS, NOTES AND PREPAYMENTS.......................................3

         Section 2.1     Loans.................................................3
         Section 2.2     Notes.................................................3
         Section 2.3     Procedure for Borrowing...............................4
         Section 2.4     Repayment of Loans....................................4
         Section 2.5     Optional Prepayments..................................4
         Section 2.6     Indemnity.............................................4
         Section 2.7     Computations..........................................4
         Section 2.8     Repayment of the Loans................................4

ARTICLE 3 - EVENTS OF DEFAULT..................................................5

         Section 3.1     Events of Default.....................................5
         Section 3.2     Remedies..............................................5

ARTICLE 4 - MISCELLANEOUS......................................................5

         Section 4.1     Amendments, etc.......................................5
         Section 4.2     Notices, etc..........................................5
         Section 4.3     No Waiver; Remedies...................................6
         Section 4.4     Binding Effect........................................6
         Section 4.5     Governing Law.........................................6
         Section 4.6     Usury Laws............................................6
         Section 4.7     Section Headings......................................6
         Section 4.8     Execution.............................................6

                           REVOLVING CREDIT AGREEMENT

         THIS  REVOLVING  CREDIT  AGREEMENT  (the  "Agreement")  is  made  as of
September 9, 2005 by and between Sparta Surgical Corporation, a Delaware corporation (the "Borrower"), and LKDTBJP Living Trust and Gary A. Agron (collectively, the "Lender").

                              EXPLANATORY STATEMENT

         A.       The Borrower may need access to additional capital;

         B. The Borrower has requested, and the Lender has agreed to make, certain loans, advances and other financial accommodations to the Borrower on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         Section 1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

         "Agreement" shall mean this Revolving Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter, including all Schedules and Exhibits hereto.

         "Authorized Officer" shall mean Allan J. Korn.

         "Borrower's Account" shall mean the Borrower's bank account as may be designated by the Borrower from time to time by written notice to the Lender.

         "Business Day" shall mean any day other than a Saturday or Sunday or other day upon which banks or the Lender are authorized or required to close in the State of Colorado.

         "Dollar," "Dollars," "U.S. Dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

         "Event of Default" shall mean any of the Events of Default described in
Section 3.1.

         "Funding Date" shall mean the date on which a Loan is made hereunder.

         "Insolvency Event" shall mean, with respect to any Person, (i) such Person generally shall not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law related to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property provided; however, any proceeding instituted against such Person shall not constitute an Insolvency Event if such proceeding has been dismissed within 60 days of the institution of such proceeding against such Person; or (ii) such Person shall take any action to authorize any of the actions set forth in clause
(i) herein.

         "Interest Rate" shall have the meaning provided in Section 2.4(b).

         "Law" shall mean any law (including common law), constitution, statute,
treaty,   regulation,   rule,  ordinance,   opinion,   release,  ruling,  order,
injunction, writ, decree or award of any Governmental Authority.

         "Loan" shall have the meaning provided in Section 2.1.

         "Loan Documents" shall mean this Agreement, the Revolving Loan Note and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time hereafter in accordance herewith or therewith, and "Loan Document" shall mean any of the Loan Documents.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint-stock company, trust, unincorporated organization or association, joint venture, government or political subdivision or agency thereof, or any other entity.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement, the Revolving Loan Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the lesser of 15% or the maximum amount permitted by applicable Law.

         "Request  for  Borrowing"  has the  meaning  assigned  to such  term in
Section 2.3(a).

         "Revolving Loan Note" means the promissory note of the Borrower, payable to the order of the Lender, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrower to the Lender resulting from Loans made by the Lender.

         "Term of this Agreement" means from the date hereof and to the earlier of either (i) demand by the Lender or (ii) upon the merger of the Borrower with, or the acquisition of the Borrower or a controlling interest thereof by, any other entity unless this Agreement is sooner terminated by the Lender.

         "Total Loan Amount" shall mean up to $100,000 as such amount may be reduced from time to time in accordance with this Agreement.

         Section 1.2 Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural shall include the singular, references to the singular shall include the plural, references to the part shall include the whole and references to any masculine, feminine or neuter pronoun shall include all other genders. References in this Agreement to "determination" of or by the Lender shall be deemed to include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any references herein to Articles, Sections, Exhibits or Schedules are references to Articles, Sections, Exhibits and Schedules of or to this Agreement unless otherwise expressly specified. The Section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

                                    ARTICLE 2
                          LOANS, NOTES AND PREPAYMENTS

         Section 2.1 Loans.

         (a) The Lender agrees, on the terms and conditions of this Agreement, to make Loans (individually, a "Loan"; collectively, the "Loans") to the Borrower in Dollars, on any Business Day during the Term of this Agreement in an aggregate principal amount at any one time outstanding up to but not exceeding the Total Loan Amount. All Loans made up to the Total Loan Amount will be pursuant to the terms and conditions of this Agreement and the Revolving Loan Note. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and re-borrow hereunder.

         (b) In no event shall a Loan be made when any Event of Default has occurred and is continuing or would exist after the making of such Loan on such Funding Date.

         Section 2.2 Notes.

         (a) The Loans made by the Lender shall be collectively evidenced by the Revolving Loan Note, dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Total Loan Amount then outstanding plus accrued interest.

         (b) The date and amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Revolving Loan Note, endorsed by the Lender on the schedule attached to the Revolving Loan Note or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Revolving Loan Note in respect of the Loans.

         Section 2.3 Procedure for Borrowing.

         (a) The Borrower may request a borrowing hereunder, on any Business Day during the Term of this Agreement by delivering to the Lender a written Request for Borrowing, substantially in the form of Exhibit A hereto signed by an Authorized Officer.

         (b) If the Lender agrees to fund the Request for Borrowing, the amount of the requested borrowing shall be advanced in immediately available funds, without deduction, set-off or counterclaim, to the Borrower's Account, not later than ten days after receipt of the Request for Borrowing.

         Section 2.4 Repayment of Loans.

         (a) The total outstanding principal balance of each outstanding Loan shall be immediately due and payable on demand by the Lender.

         (b) Each Loan shall bear interest at a rate per annum equal to six percent (6%).

         (c) Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Revolving Loan Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full (both before and after judgment). Any payment due and owing at the Post-Default Rate shall be payable on demand by the Lender.

         Section 2.5 Optional Prepayments.

         (a) The Loans are pre-payable at any time without premium or penalty, in whole or in part. Any amounts prepaid shall be applied first to the payment of interest then to the payment of outstanding principal until paid in full. Amounts prepaid may be re-borrowed in accordance with the terms of this Agreement.

         Section 2.6 Indemnity. Upon demand by the Lender, the Borrower agrees to indemnify the Lender and to hold the Lender harmless from any net loss or expense (not to include any lost profit or opportunity) which the Lender may sustain or incur as a consequence of default by the Borrower in making any payments due under this Agreement.

         Section 2.7 Computations. Interest on the Loans shall be computed on the basis of a 365-day year and the actual number of days elapsed in any Interest Period.

         Section 2.8 Repayment of the Loans. All payments shall be applied first, to the payment of interest, if any, which is due and payable with respect to the Loans; second, to the payment of all fees, expenses and indemnities due and payable hereunder; and then to the repayment of the aggregate unpaid principal amount of the Loans which is due and payable.

                                    ARTICLE 3
                                EVENTS OF DEFAULT

         Section 3.1 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

         The Borrower shall be the subject of an Insolvency Event; or

         (a) The Borrower shall fail to perform or observe any material term, covenant or agreement contained in this Agreement or any other agreement or document executed in connection herewith or therewith on its part to be performed or observed and any such failure shall remain unremedied for 20 Business Days, after written notice thereof shall have been given by the Lender to the Borrower; or

         (b) There shall have been any material adverse change in the financial condition or operations of the Borrower and such material adverse change remains unremedied for 14 days thereafter; or

         (c) The Borrower shall fail to pay any principal of or interest on the indebtedness evidenced by the Revolving Loan Note when the same becomes due and payable.

         Section 3.2 Remedies.

         Upon the occurrence of one or more Events of Default in Section 3.1, the Lender may immediately declare the principal amount of the Loans then outstanding under the Revolving Loan Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement.

                                    ARTICLE 4
                                  MISCELLANEOUS

         Section 4.1 Amendments, etc. No amendment or waiver of any provision of this Agreement or the Revolving Loan Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 4.2 Notices, etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or cable communication) and mailed, telegraphed, faxed, cabled or delivered, if to the Borrower, at its address at P.O Box 184, New Brunswick, New Jersey 08816
Attention: Allan J. Korn, President, and if to the Lender, at their address at 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111, Attention: Gary
A. Agron, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, upon return of the completed delivery receipt when sent via United States certified mail, (ii) notice by overnight courier, one Business Day after being deposited with a national overnight courier service, or (iii) notice by facsimile, when faxed against receipt of answer back, except that notices and communications to the Lender pursuant to Article 2 shall not be effective until received by the Lender.

         Section 4.3 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Revolving Loan Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

         Section 4.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

         Section 4.5 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of the State of Colorado and the State of Colorado shall have exclusive jurisdiction regarding concerning any dispute concerning this Agreement.

         Section 4.6 Usury Laws. It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Borrower under applicable Law, but if, notwithstanding such intention, interest in excess of the maximum rate shall be paid under this Agreement or the Revolving Loan Note, the excess shall be applied to principal and the Interest Rate on the Revolving Loan Note shall be adjusted to the maximum permitted under applicable Law during the period or periods that the Interest Rate otherwise provided herein would exceed such rate.

         Section 4.7 Section Headings. All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

         Section 4.8 Execution. This Agreement may be executed, manually or by facsimile signature, in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Sparta Surgical Corporation,                  LKDTBJP Living Trust and
a Delaware corporation, as Borrower           Gary A. Agron, as Lender


By:  /s/ Allan J. Korn                        /s/ Gary A. Agron
   --------------------------------           ---------------------------------
        Allan J. Korn, President              Gary A. Agron

                                    EXHIBIT A
                                       to
                           Revolving Credit Agreement





                          FORM OF REQUEST FOR BORROWING


Gary A. Agron and
LKDTBJP Living Trust
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Attention: Gary A. Agron

Ladies and Gentlemen:

         The undersigned, SPARTA SURGICAL CORPORATION (the "Company"), refers to the Revolving Credit Agreement dated as of September 9__, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; the terms defined therein being used herein) among the Company and LKDTBJP LIVING TRUST and GARY A. AGRON (collectively, the "Lender"), and hereby gives you notice pursuant to Section 2.3(a) of the Loan Agreement that the Company requests a Loan under Section 2.1 of $_______________.


Dated:  ___________________, _________

                                            SPARTA SURGICAL CORPORATION,
                                            a Delaware corporation


                                            By:  _______________________________

                                            Name: ______________________________

                                            Title: _____________________________

                                    EXHIBIT B
                                       to
                           Revolving Credit Agreement





                           FORM OF REVOLVING LOAN NOTE

                               REVOLVING LOAN NOTE

Greenwood Village, Colorado

$100,000                                                       September 9, 2005

         FOR VALUE RECEIVED, Sparta Surgical Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of LKDTBJP Living Trust and Gary A. Agron (collectively, the "Lender"), at the principal office of the Lender at 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111, in lawful money of the United States, and in immediately available funds, the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Revolving Credit Agreement by and between Borrower and Lender dated as of even date, as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

         The date and amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Loan Note (this "Note"), endorsed by the Lender on the Schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

         The Borrower agrees to pay all of the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

         The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and non-payments of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time.

         It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Borrower under applicable law, but if, notwithstanding such intention, interest in excess of the maximum rate shall be paid hereunder, the excess shall be applied to principal and the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

         Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Agreement for provisions concerning optional prepayments, acceleration and other material terms affecting this Note.

         This Note has been delivered in the State of Colorado and shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Borrower agrees that process may be served upon it in any manner authorized by the laws of the State of Colorado for such person and waives and covenants not to assert or plead any objection that it might otherwise have to such jurisdiction and such process.


                                                 Sparta Surgical Corporation,
                                                 a Delaware corporation



                                                 By: /s/ Allan J. Korn
                                                    ----------------------------
                                                     Allan J. Korn, President

                                   ATTACHMENT
                                       TO
                               REVOLVING LOAN NOTE


                                SCHEDULE OF LOANS

         This Note evidences Loans made under the within-described Revolving Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, and subject to the payments and prepayments of principal set forth below:

                    Principal                          Unpaid
                     Amount         Amount Paid       Principal       Notation
  Date Made          of Loan        or Prepaid         Amount          Made By
  ---------          -------        ----------         ------          -------

                            CREDIT FACILITY AGREEMENT

                           Revolving Credit Agreement
                                 By and between
                Sparta Surgical Corporation (the "Borrower") and
              LKDTBJP Living Trust, and Gary A Agron (the "Lender")

This Amendment hereby made amends the Revolving Credit Agreement between the same parties dated September 9, 2005.

All terms contained in the original Revolving Credit Agreement shall remain in effective with the exception of the following:

Issuance of Shares of Common Stock for Line Credit- In consideration of the Revolving Credit Agreement, the Borrower and Lender agree that is shall be changed to issue to each 5,000,000 shares for a total of 10,000,000 shares of the Corporation's Common Stock, (the "Loan Shares").

Submitted By:  AGREED AND ACCEPTED BY:

Gary A. Agron and LKDTBJP Living Trust (the "Lender")        Date: 10/03/05
/s/ Gary A. Agron

Sparta Surgical Corporation (the "Borrower")                 Date: 10/03/05
/s/ Allan J. Korn, Chief Executive Officer










--------------------------------------------------------------------------------